UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 10, 2015

BLUE BIRD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

402 Blue Bird Boulevard Fort Valley, Georgia 31030	31030
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (478) 822-2130

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Introductory Note: This Current Report on Form 8-K has been filed to report the receipt of the letter referred to herein as the April 10 Letter. Other disclosure has been provided to place the April 10 Letter in context. Most importantly, as described below, the registrant’s request for continued listing on Nasdaq has been granted, subject to the condition that it have at least 400 round lot holders by August 3, 2015.

As previously reported:

●	On August 7, 2014, the registrant (then named “Hennessy Capital Acquisition Corp.) received a letter from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“Nasdaq”) indicating that the staff of Nasdaq (the “Nasdaq Staff”) did not believe that the registrant was in compliance with Listing Rule 5550(a)(3) (the “Minimum Holders Rule”), which requires the registrant to have at least 300 public holders for continued listing on The Nasdaq Capital Market (the “Capital Market”).

●	On September 22, 2014, the registrant submitted a plan to Nasdaq to regain compliance with the Minimum Holders Rule and ensure compliance with Nasdaq’s initial listing requirements at the closing of the registrant’s business combination.

●	On September 30, 2014, the Nasdaq Staff granted the registrant an extension until February 3, 2015 to demonstrate compliance with the Minimum Holders Rule.

●	On February 4, 2015, the registrant received a letter from the Nasdaq Staff stating that the registrant had failed to comply with the Minimum Holders Rule by February 3, 2015, and that, accordingly, the Nasdaq Staff had determined to initiate procedures to delist the registrant’s securities from Nasdaq, unless the registrant appealed such determination on or before February 11, 2015. The registrant promptly appealed the Nasdaq Staff’s delisting determination.

●	The appeal was heard by a Nasdaq Hearings Panel (the “Panel”) on March 19, 2015.

●	The business combination with School Bus Holdings closed on February 24, 2015. In connection with the business combination, the registrant filed an application for initial listing. Upon approval of that application, the registrant’s common stock and warrants would be transferred from the Nasdaq Capital Market to the Nasdaq Global Market (the “Global Market”). Listing Rule 5450(a)(2) (the “400 Holder Rule”) requires the registrant to have at least 400 round lot holders of the registrant’s Common Stock to qualify for listing on the Global Market. Therefore, the registrant is now required to demonstrate compliance with the 400 Holder Rule.

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After the above-mentioned hearing, the Panel notified the registrant that it granted the registrant’s request for continued listing, provided that (i) the Nasdaq Staff confirms by April 20, 2015 that the registrant satisfies all listing standards for initial listing on the Global Market other than the 400 Holder Rule and (ii) the registrant satisfies the 400 Holder Rule by August 3, 2015. On April 14, 2015, the registrant was notified by the Nasdaq Staff that it satisfies all listing standards for initial listing on the Global Market other than the 400 Holder Rule.

On April 10, 2015, prior to receiving confirmation that the registrant satisfies all listing standards other than the 400 Holder Rule, the registrant received a letter from the Nasdaq Staff (the “April 10 Letter”) advising it that upon completing the business combination, the registrant was not in compliance with all of the initial Nasdaq listing requirements as required by Rule IM-5101-2, most notably the 400 Holder Rule. The April 10 Letter is consistent with the registrant’s prior SEC filings and consistent with the additional disclosures noted herein that the registrant’s request for continued listing at present is subject only to gaining compliance with the 400 Holder Rule by August 3, 2015. By virtue of its receipt of the April 10 Letter, the registrant is required to file this Current Report on Form 8-K.

The registrant is evaluating all potential options to comply with the 400 Holder Rule, including approaches designed to enable its employees to purchase shares of its common stock. The registrant believes that as of April 9, 2015, it had approximately 360 round lot holders, a substantial increase since the consummation of the business combination. The registrant cannot provide assurance, however, that the registrant will be able to meet the 400 Holder Rule within the specified time period.

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated April 16, 2015, regarding Nasdaq matters.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIRD CORPORATION

By:	/s/ Paul Yousif
Name: Paul Yousif
Title: Vice President

Dated: April 16, 2015

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated April 16, 2015, regarding Nasdaq matters

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